EXECUTION VERSION

WINGSTOP FUNDING LLC
WINGSTOP GUARANTOR LLC
WINGSTOP FRANCHISING LLC

$320,000,000 SERIES 2018-1 4.970% FIXED RATE SENIOR SECURED NOTES, CLASS A-2

PURCHASE AGREEMENT
November 6, 2018

BARCLAYS CAPITAL INC.,
745 Seventh Avenue, 5th Floor
New York, New York 10019
Ladies and Gentlemen:
Wingstop Funding LLC, a Delaware limited liability company (the “Issuer”), proposes, upon the terms and conditions set forth in this agreement (as the same may be amended or otherwise modified from time to time, this “Agreement”), to issue and sell to Barclays Capital Inc. (the “Initial Purchaser”), $320,000,000 aggregate principal amount of the Series 2018-1 4.970% Fixed Rate Senior Secured Notes, Class A-2 (the “Class A-2 Notes”). The Class A-2 Notes (i) will have terms and provisions that are summarized in the Pricing Disclosure Package (as defined below) and (ii) are to be issued pursuant to a Base Indenture (the “Base Indenture”) and a series supplement thereto (the “Series 2018-1 Supplement” and, together with the Base Indenture, the “Indenture”), each to be dated as of November 14, 2018 (the “Closing Date”) and entered into between the Issuer and Citibank, N.A., a national banking association, as the trustee (in such capacity, the “Trustee”) and the securities intermediary thereunder. The Issuer’s obligations under the Class A-2 Notes, including the due and punctual payment of interest on the Class A-2 Notes, will be jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) by Wingstop Guarantor LLC, a Delaware limited liability company (“Funding Holdco”) and Wingstop Franchising LLC, a Delaware limited liability company (“Wingstop Franchisor” and, together with Funding Holdco, the “Guarantors”, and each a “Guarantor” and, together with the Issuer, the “Securitization Entities”), pursuant to a Guarantee and Collateral Agreement, to be dated on or about the Closing Date, among each Guarantor and the Trustee (the “Guarantee and Collateral Agreement”). As used herein, the term “Class A-2 Notes” shall include the Guarantees, unless the context otherwise requires. On or prior to the Closing Date, assets comprising a portion of the Collateral (as defined below) will be directly and indirectly contributed to the Securitization Entities (collectively, the “Contribution Transactions”) pursuant to the Contribution Agreements as described in the Pricing Disclosure Package and the Offering Memorandum (as defined below). This Agreement is to confirm the agreement concerning the purchase of the Class A-2 Notes from the Issuer by the Initial Purchaser.
On or prior to the Closing Date, (i) the Securitization Entities, Wingstop Restaurants, Inc., a Texas corporation, as manager (in such capacity, the “Manager”), and the Trustee will enter into a Management Agreement pursuant to which the Manager will manage the assets and business of the Securitization Entities (the “Management Agreement”), (ii) the Securitization Entities, the Manager, Midland Loan Services, a division of PNC Bank, National Association, as servicer (the “Servicer”), and the Trustee will enter into a Servicing Agreement, pursuant to which the Servicer will service and administer the Class A-2 Notes and

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the Collateral (the “Servicing Agreement”), (iii) the Securitization Entities, the Manager, the Servicer, FTI Consulting, Inc., a Maryland corporation, as back-up manager (the “Back-Up Manager”), and the Trustee will enter into a Back-Up Management and Consulting Agreement (the “Back-Up Management Agreement”) pursuant to which the Back-Up Manager will provide certain consulting and back-up management services to the Securitization Entities, the Servicer and the Trustee and (iv) the Guarantors and the Trustee will enter into the Guarantee and Collateral Agreement for the benefit of the Secured Parties. For purposes of this Agreement (i) “Parent” shall mean Wingstop Inc., a Delaware corporation that is the indirect owner of the Manager and the Securitization Entities, and (ii) “Wingstop Parties” shall mean, collectively, Parent, the Manager and the Securitization Entities.
For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings given to such terms or incorporated by reference in the “Certain Definitions” section of the Pricing Disclosure Package (as defined below).
1.    Purchase and Resale of the Class A-2 Notes. The Class A-2 Notes will be offered and sold to the Initial Purchaser without registration under the United States Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Issuer, the Manager and the Guarantors have prepared (i) a preliminary offering memorandum, dated October 29, 2018 (as supplemented and amended as of the Applicable Time (as defined below), the “Preliminary Offering Memorandum”), (ii) a pricing term sheet substantially in the form attached hereto as Schedule II (the “Pricing Term Sheet”) setting forth the terms of the Class A-2 Notes omitted from the Preliminary Offering Memorandum and certain other information, (iii) the final investor presentation, dated November 2018 (as supplemented and amended as of the Applicable Time, the “Investor Presentation”), and (iv) a final offering memorandum, dated on or about November 6, 2018 (the “Offering Memorandum”), setting forth information regarding the Issuer, the Guarantors, the Manager, Parent, the Class A-2 Notes and the Guarantees. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time, together with the Pricing Term Sheet, the Investor Presentation and the Supplementary Materials (as defined below), are collectively referred to as the “Pricing Disclosure Package”. The Issuer, the Manager and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Class A-2 Notes by the Initial Purchaser. “Applicable Time” means 3:45 p.m. (New York City time) on the date of this Agreement. Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Manager’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and all subsequent documents filed (not furnished, unless such furnished document is expressly incorporated by reference therein in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be) with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), from such Form 10-Q but on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed (not furnished, unless such furnished document is expressly incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be) with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

Any reference to documents “included” in another document shall also be deemed to refer to any documents incorporated by reference therein, other than with respect to documents “included” or incorporated by reference into any Exchange Act Reports and unless the context otherwise dictates.
It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Class A-2 Notes (and all securities issued in exchange therefor or in substitution thereof) will bear the legends set forth in Section 4.4 of the Series 2018-1 Supplement.
You have advised the Issuer that the Initial Purchaser will offer and resell (the “Exempt Resales”) the Class A-2 Notes purchased by the Initial Purchaser hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (a) any individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof (collectively, a “Person”) whom it reasonably believes to be a “qualified institutional buyer” (“QIB”) within the meaning of Rule 144A under the Securities Act (“Rule 144A”) in transactions exempt from the registration requirements of the Securities Act, (b) outside of the United States to Persons who are not U.S. Persons as defined in Regulation S under the Securities Act (“Regulation S”) (such Persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S or (c) either the Issuer or an Affiliate of the Issuer, and, in the case of clauses (a) and (b), who are not Competitors (as such term is defined in the Offering Memorandum). As used in the preceding sentence, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those Persons specified in clauses (a), (b) and (c) above are referred to herein as “Eligible Purchasers”.
2.    Representations, Warranties and Agreements of the Issuer, the Guarantors, Parent, and the Manager. The Issuer, the Guarantors, Parent and the Manager jointly and severally, represent, warrant and agree, on and as of the date hereof and the Closing Date (except as otherwise specified herein), as follows:
(a)    When the Class A-2 Notes and Guarantees are issued and delivered pursuant to this Agreement, such Class A-2 Notes and Guarantees will not be of the same class (within the meaning of Rule 144A) as securities of the Issuer or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated inter-dealer quotation system.
(b)    None of the Issuer, the Guarantors or the Manager is, and after giving effect to the offer and sale of the Class A-2 Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) within the meaning of Section 3(a)(1) thereunder.
(c)    The Issuer does not constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, otherwise known as the “Volcker Rule.”
(d)    Assuming that the representations and warranties of the Initial Purchaser in Section 3 hereof are true, the purchase and resale of the Class A-2 Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) (a “General Solicitation”) was used by the Issuer, the Guarantors, the Manager, any of their respective affiliates or any of their respective representatives (other than the Initial Purchaser and its affiliates and their respective representatives, as to whom the Issuer, the Guarantors and the Manager make no representation) in connection with the offer and sale of the Class A-2 Notes.
(e)    No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Issuer, the Guarantors, the Manager, any of their respective affiliates or any of their respective representatives (other than the Initial Purchaser and its affiliates and their respective representatives, as to whom the Issuer, the Guarantors and the Manager make no representation) with respect to Class A-2 Notes sold outside the United States to Persons who are Non-U.S. Persons, and the Issuer, the Guarantors, the Manager, any of their respective affiliates and any person acting on its or their behalf (other than the Initial Purchaser and its affiliates and their respective representatives, as to whom the Issuer, the Guarantors and the Manager make no representation) has complied with the “offering restrictions” required by Rule 902 under the Securities Act.
(f)    Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains or incorporates by reference all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.
(g)    The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Issuer, the Guarantors and the Manager for use by the Initial Purchaser in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuer, the Guarantors or the Manager, has been overtly threatened.
(h)    The Preliminary Offering Memorandum did not, as of its date, and the Pricing Disclosure Package did not, as of the Applicable Time, and will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Offering Memorandum or the Pricing Disclosure Package in reliance upon and in conformity with the Initial Purchaser Information (as defined in Section 8(e) below).
(i)    The Offering Memorandum will not, as of its date and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with the Initial Purchaser Information.
(j)    None of the Issuer, the Guarantors or the Manager has made any offer to sell or solicitation of an offer to buy the Class A-2 Notes that would constitute a “free writing prospectus” (if the offering of the Class A-2 Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Initial Purchaser. Any Free Writing Offering Documents, together with any additional information and materials distributed to one or more potential Noteholders by the Issuer, any Guarantor or the Manager,

or by the Initial Purchaser in connection with the offering and sale of the Class A-2 Notes, in each case, listed on Schedule III, are collectively referred to herein as “Supplementary Materials”; provided, that no Free Writing Offering Document or any such other additional information or materials will constitute Supplementary Materials unless (i) distributed by the Issuer, any Guarantor or the Manager or (ii) unless the distribution thereof has been expressly consented to by the Initial Purchaser and the Issuer and/or the Manager in writing (including via email to the applicable parties).
(k)    The statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum and the consolidated financial statements of Parent and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Issuer, the Guarantors, Parent and the Manager believe to be reliable in all material respects.
(l)    The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(m)    The Issuer, Parent, the Manager, the Guarantors and their respective subsidiaries have each been duly organized, is validly existing and in good standing as a limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the financial condition, results of operations, stockholders’ or members’ equity (as applicable), properties, business or prospects of the Issuer, any Guarantor, Parent, the Manager and their respective subsidiaries, taken as a whole, or (ii) the ability of the Issuer, any Guarantor, Parent or the Manager to close the transactions contemplated by this Agreement on or prior to the Closing Date or to perform its obligations under this Agreement or any of the other Transaction Documents (as defined in the Offering Memorandum) (a “Material Adverse Effect”). Each of the Issuer, the Guarantors, Parent and the Manager has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is now engaged.
(n)    Parent and its subsidiaries have the debt capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum as of the date specified in each such document (it being understood that such capitalization information is preliminary and not audited or reviewed, as described in such section), and all of the issued shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of capital stock, membership interests, limited liability company interests or other equity interests of each of the Securitization Entities are, and upon the Closing Date, each Securitization Entity will be, owned, directly or indirectly, by Parent, free and clear of any lien, charge, encumbrance or other interest which secures payment or performance of any obligation in any real or personal property, asset or other right held, owned or being purchased or acquired (collectively, “Liens”), except for Liens created by the Base Indenture or the other Transaction Documents or which constitute Permitted Liens (as such terms are defined in the Offering Memorandum).
(o)    The Issuer and each of the Guarantors has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Issuer and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Issuer, enforceable against it in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, except as rights to indemnification and contribution under the Indenture may be limited under applicable law. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 3 hereof, no qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Class A-2 Notes in the manner contemplated hereby or in connection with the Exempt Resales. On the Closing Date, the Indenture will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
(p)    The Issuer has all requisite limited liability company power and authority to execute, issue, sell and perform its obligations under the Class A-2 Notes. The Class A-2 Notes have been duly authorized by the Issuer and, when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Class A-2 Notes by the Trustee, upon delivery to the Initial Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except that the enforceability of the Class A-2 Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Class A-2 Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
(q)    Each of the Guarantors has all requisite limited liability company power and authority to execute, deliver and perform its obligations under the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement has been duly and validly authorized by each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of each Guarantor, enforceable against each Guarantor in accordance with its terms, except that the enforceability of the Guarantee and Collateral Agreement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and, except as rights to indemnification and contribution under the Indenture may be limited under applicable law. On the Closing Date, the Guarantee and Collateral Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.
(r)    Each of Parent, the Issuer, the Guarantors and the Manager and their respective subsidiaries, as applicable, has all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under each Transaction Document (as such term is defined in the Offering Memorandum) to which it is a party. Each such Transaction Document has been duly and validly authorized by Parent, the Issuer, the Guarantors and the Manager and their respective subsidiaries (in each case, to the extent a party thereto), and, when executed and delivered by Parent, the Issuer, the Guarantors and the Manager (in each case, to the extent a party thereto), in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by any other parties thereto other than Parent, the Issuer, the Guarantors and the Manager as applicable) will constitute the valid and binding obligation of Parent, the Issuer, the Guarantors and the Manager (in each case, to the extent a party thereto), in accordance with the terms thereof, enforceable against it in accordance with its terms, (i) except that the enforceability of the Transaction Documents may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (ii) except as rights to indemnification and contribution under the Transaction Documents may be limited under applicable law, and (iii) except as to covenants not to institute bankruptcy or similar proceedings may be limited under applicable law. On the Closing Date, each such Transaction Document will conform in all material respects to the description thereof (if any) in each of the Pricing Disclosure Package and the Offering Memorandum.
(s)    Each of the Issuer, the Guarantors, Parent and the Manager has all requisite limited liability company or corporate power and authority, as applicable, to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Issuer, the Guarantors, Parent and the Manager.
(t)    The issue and sale of the Class A-2 Notes and the Guarantees, the execution, delivery and performance by the Issuer, the Guarantors, Parent and the Manager (as applicable) of the Class A-2 Notes, the Guarantees, the Indenture, this Agreement and the other Transaction Documents, to the extent a party thereto, the granting of liens as required by the Indenture and pursuant to the Guarantee and Collateral Agreement, the application of the proceeds from the sale of the Class A-2 Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and by any of the foregoing will not (i) (A) result in the imposition of any Liens upon any property or assets of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries, or (B) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, credit agreement, security agreement, license, lease or other agreement or instrument (giving effect to any amendments or terminations thereof as contemplated by the Pricing Disclosure Package and the Offering Memorandum) to which the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is a party or by which the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is bound or to which any of the property or assets of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is subject, except in the case of subclause (A) above for (1) Liens created by the Base Indenture or the other Transaction Documents or Permitted Liens (as defined in the Offering Memorandum), and (2) Liens on the proceeds of the Class A-2 Notes that are to be used for the repayment of existing indebtedness of Parent or any of its affiliates (as contemplated by the Pricing Disclosure Package and the Offering Memorandum), (ii) result in any violation of the provisions of the certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents) of any of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries or (iii) to the Manager’s, Parent’s, each Guarantor’s and the Issuer’s knowledge, result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries or any of their respective properties or assets, except, with respect to clauses (i) and (iii) above, where any such matters would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u)    No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Issuer, the Guarantors, Parent, the Manager or any of their respective properties or any of their respective assets is required for the issue and sale of the Class A-2 Notes and the Guarantees, the execution, delivery and performance by the Issuer, the Guarantors, Parent and the Manager, to the extent a party thereto, of the Class A-2 Notes, the Guarantees, the Indenture, this Agreement and the Transaction Documents (to the extent they are parties thereto), the application of the proceeds from the sale of the Class A-2 Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and by any of the foregoing, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as shall have been obtained or made prior to the Closing Date or are permitted to be obtained or made subsequent to the Closing Date pursuant to the Indenture, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution and resale (including pursuant to the Exempt Resales) of the Class A-2 Notes by the Initial Purchaser, and (iii) any consent, approval, authorization, order, filing, registration or qualification with any court or governmental agency to whose jurisdiction none of the Issuer, the Guarantors, Parent, the Manager or any subsidiary of the foregoing that is a party to the Transaction Documents is subject, in each case with respect to clauses (i) through (iii) above, if the failure to obtain such consent, approval, authorization, order, filing, registration or qualification would not reasonably be expected to have a Material Adverse Effect.
(v)    There are no contracts, agreements or understandings between any of the Issuer, the Manager, Parent and the Guarantors and any person, granting such person the right to require the Issuer, Parent, the Manager or the Guarantors to file a registration statement under the Securities Act with respect to any securities of the Issuer, Parent, the Manager or the Guarantors owned or to be owned by such person.
(w)    None of the Issuer, the Guarantors, Parent, the Manager nor any other person acting on behalf of the Issuer, the Guarantors, Parent or the Manager has sold or issued any securities that would be integrated with the offering of the Class A-2 Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.
(x)    Since the date of the latest audited or reviewed financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, except as described in or contemplated by the Pricing Disclosure Package and the Offering Memorandum, none of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries (i) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) has, other than with respect to Parent, issued or granted any securities, (iii) has incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) has entered into any material transaction not in the ordinary course of business, (v) has other than with respect to Parent, declared or paid any dividend on its (A) corporate stock or shares (for any corporation), (B) shares, interests, participations, rights or other equivalents (however designated) of corporate stock (for any association or business entity), (C) partnership or membership interests (whether general or limited) (for any partnership or limited liability company) and (D) other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (collectively, “Capital Stock”), and (vi) other than with respect to Parent, has changed the Capital Stock or limited liability company interests, as applicable, or long-term debt of any of the Issuer, the Guarantors, the Manager or any of their respective subsidiaries nor has any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity or limited liability company interests, as applicable, properties, management, business or prospects of any of the Issuer, the Guarantors, Parent, the Manager or their respective subsidiaries occurred, in each case with respect to clauses (i) through (vi) above, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(y)    The historical consolidated financial statements of Parent and its subsidiaries (including the related notes and supporting schedules) included or incorporated by reference in the Pricing

Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The “Transaction Adjusted” financial information included in the Pricing Disclosure Package and the Offering Memorandum has been derived from the books and records of Parent and its subsidiaries in the manner described under and subject to the qualifications and limitations set forth under “Transaction-Adjusted Securitized Net Cash Flow of the Securitization Entities” and “Non-GAAP Financial Measures”. The financial measures that are presented in the Pricing Disclosure Package and the Offering Memorandum which have not been calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) are based on amounts derived from the financial statements and books and records of Parent and its Subsidiaries, and the Issuer, Parent, the Manager and the Guarantors believe that any adjustments to such non-GAAP financial measures have a reasonable basis and have been made in good faith.
(z)    Ernst & Young LLP which has delivered the initial letter referred to in Section 7(o) hereof, (x) are independent certified public accountants with respect to Parent and its subsidiaries within the meaning of the American Institute of Certified Public Accountants (the “AICPA”) and (y) is an independent public accounting firm with respect to the Issuer as of the date hereof.
(aa)    Deloitte & Touche LLP, who has delivered the initial letter referred to in Section 7(p) hereof, was, as of the date of such report, and is, as of the date hereof, an independent evaluation consultant with respect to the Manager, the Issuer and the Guarantors.
(bb)    On the Closing Date, each of the Issuer, the Guarantors and the Manager will have good and marketable title to all property owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Pricing Disclosure Package and the Offering Memorandum, (ii) Permitted Liens, and (iii) such liens, encumbrances and defects that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All assets held under lease by the Issuer and the Guarantors are held by the relevant entity under valid, subsisting and enforceable leases, with such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(cc)     On the Closing Date, the Issuer and the Guarantors collectively will own and have good title to any property subject to any Transaction Document that grants a Lien to secure any obligations under the Indenture or the Guarantee and Collateral Agreement (“Collateral”), free and clear of all Liens other than Permitted Liens. The Base Indenture and the Guarantee and Collateral Agreement will be effective to create a valid and continuing Lien on the Collateral in favor of the Trustee on behalf of and for the benefit of the Secured Parties as required thereunder, which Lien on the Collateral will have been perfected to the extent recognized by applicable law (as described in, and subject to any exceptions to be set forth in, the Base Indenture or the Guarantee and Collateral Agreement) and will be prior to all other Liens (other than Permitted Liens), and will be enforceable as such as against creditors of and purchasers from the Issuer and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law), whether considered in a proceeding at law or in equity, and by an implied covenant of good faith and fair dealing. Except as described in the Offering Memorandum, each of the Issuer and the Guarantors will have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee under the Indenture and under the Guarantee and Collateral Agreement.

(dd)    Other than the security interests to be granted to the Trustee under the Base Indenture, pursuant to the Guarantee and Collateral Agreement and the other Transaction Documents or any other Permitted Lien (including, for the avoidance of doubt, precautionary Liens granted in connection with the Contribution Agreements (together with any precautionary UCC-1 financing statement filings or precautionary notice filings with the USPTO or the USCO)), none of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that will be released on the Closing Date). As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements and notice filings with the USPTO) to protect and evidence the Trustee’s security interest in the Collateral in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in, the Base Indenture or the Guarantee and Collateral Agreement). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by the Issuer, any Guarantor, Parent, the Manager or any of their respective subsidiaries and listing such Person as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction except (i) in respect of Permitted Liens (including, for the avoidance of doubt, any other precautionary Liens granted in connection with the Contribution Agreements (together with any precautionary UCC-1 financing statement filings or precautionary notice filings with the USPTO or the USCO)), (ii) in respect of any such security interest that will be released on the Closing Date or (iii) such as may have been filed, recorded or made by such Person in favor of the Trustee on behalf of the Secured Parties in connection with the Base Indenture and the Guarantee and Collateral Agreement, and no such Person has authorized any such filing.
(ee)    The Issuer, Parent, the Manager, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility (or self-insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All such policies of insurance of the Issuer, the Guarantors, Parent, the Manager and each of their respective subsidiaries are in full force and effect; the Issuer, the Guarantors, Parent, the Manager and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; and none of the Issuer, the Guarantors, Parent, the Manager and each of their respective subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by the Issuer, the Guarantors, Parent, the Manager or each of their respective subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Issuer, the Guarantors, Parent, the Manager or any such subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage, in all material respects, as and when such coverage expires or to obtain similar coverage, in all material respects, from similar insurers as may be necessary to continue its business at a cost that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)    The Issuer, Parent, the Manager, the Guarantors and each of their respective subsidiaries have such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Issuer, Parent, the Manager, the Guarantors and their respective subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuer, the Guarantors, Parent and the Manager has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course with only such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(gg)    (i) The Issuer, Parent, the Manager, the Guarantors and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of each of their respective businesses and have no reason to believe that the conduct of each of their respective businesses will conflict with any such rights of others, and (ii) none of the Issuer, the Guarantors, Parent, the Manager or each of their respective subsidiaries has received any notice of any claim of conflict with any such rights of others, in each case with respect to clauses (i) and (ii) above except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(hh)    There are no legal or governmental proceedings pending to which the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is a party or of which any property or assets of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Manager’s, Parent’s, each Guarantor’s and the Issuer’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
(ii)    [Reserved].
(jj)    No labor disturbance by or dispute with the employees of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries exists or, to the knowledge of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries, is imminent that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(kk)    (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) described in the Pricing Disclosure Package for which any of the Issuer, the Guarantors, Parent, the Manager or any member of any organization (each a “Controlled Group”) which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to such entity would have any liability (each a “Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) except as disclosed in the Pricing Disclosure Package, with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur and (C) none of the Issuer, the Guarantors, Parent, the Manager or any members of each respective Controlled Group has incurred, nor do any of the Issuer, the Guarantors, Parent, the Manager or members of each respective Controlled Group reasonably expect to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty

Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) to the knowledge of the Issuer, the Guarantors, Parent and the Manager, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except, with respect to clauses (i) through (iv) above, to the extent any of the foregoing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ll)    The Issuer, the Guarantors, Parent and the Manager have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes shown on such returns as required to be paid thereon (except for cases in which the failure to file or pay would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as is currently being contested in good faith and for which reserves have been established as required by GAAP), and no tax deficiency has been determined adversely to any of the Issuer, the Guarantors, Parent or the Manager, nor does any of the Issuer, the Guarantors, Parent or the Manager have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any of the Issuer, the Guarantors, Parent or the Manager, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(mm)    There are no transfer taxes or other similar fees or charges under federal tax law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Class A-2 Notes.
(nn)    Parent and its subsidiaries maintain a system of internal control over financial reporting that has been designed by, or under the supervision of, as applicable, Parent’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Parent and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the relevant entity, (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the relevant entity are being made only in accordance with authorizations of management and directors of the relevant entity, and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the relevant entity’s assets that could have a material effect on the financial statements. Since the date of the last audited or reviewed financial statements of Parent and its Subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, (i) Parent has not been advised of or become aware of any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of Parent and its Subsidiaries taken as a whole or that is otherwise material to Parent and its Subsidiaries taken as a whole; and (ii) there have been no significant changes in the internal control over financial reporting of Parent and its Subsidiaries that have materially affected or are reasonably likely to materially affect the internal control of Parent and its Subsidiaries taken as a whole over financial reporting.
(oo)    None of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries (i) is in violation of its certificate of formation, limited liability company agreement, charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in each of clauses (ii) and (iii) above, to the extent any such violation, conflict, breach, violation, failure or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(pp)    None of the Issuer, the Guarantors, Parent or the Manager, nor to the knowledge of the Issuer, the Guarantors, Parent or the Manager, any of their respective directors, officers, managers, members, agents or employees, has during the last five (5) years: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K Bribery Act 2010, or any other similar law of any other jurisdiction in which it operates its business, including, in each case, the rules and regulations thereunder; or (iv) otherwise made any unlawful bribe, rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment.
(qq)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Class A-2 Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
(rr)    The statements made in the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of the Series 2018-1 Notes” and “Description of the Indenture and the Guarantee and Collateral Agreement”, insofar as they constitute a summary of the terms of the Class A-2 Notes, the Guarantees and the Indenture, and under the captions “Transaction-Adjusted Securitized Net Cash Flow of the Securitization Entities”, “Description of Wingstop’s Business”, “Certain Relationships and Related-Party Transactions”, “Description of the Securitization Entities”, “Characteristics of Certain Branded Restaurants”, “Description of the Franchise Arrangements”, “Description of the Manager and Management Agreement”, “Description of the Servicer and the Servicing Agreement” (other than the first fourteen paragraphs), “Description of the Back-Up Manager and the Back-Up Management Agreement”, “Description of the Contribution Agreements”, “Description of the Wingstop IP License Agreement”, “Certain Legal Aspects of the Franchise Arrangements”, “Certain U.S. Federal Income Tax Consequences”, “Certain ERISA and Related Considerations” and “Transfer Restrictions”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
(ss)    The Issuer, Parent, the Manager, the Guarantors and their respective affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer, the Guarantors, Parent and the Manager in connection with the offering of the Class A-2 Notes.
(tt)    Since the date of the most recent balance sheet of Parent and its affiliates and consolidated subsidiaries reviewed or audited by Ernst & Young LLP, (i) Parent has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal control over financial reporting, that could adversely affect the ability of Parent or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of any of Parent and each of its subsidiaries; and (ii) there have been no significant adverse changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting.
(uu)    No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s Capital Stock, from repaying the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer, except as described in the Pricing Disclosure Package and the Offering Memorandum.
(vv)    The Issuer is not currently prohibited, directly or indirectly, from paying any dividends to its parent, from making any other distribution on its Capital Stock, from repaying to its parent or to the Guarantors any loans or advances from its parent or the Guarantors, or from transferring any of its property or assets to its parent, the Guarantors or any other subsidiary of the Guarantors, except as described in the Pricing Disclosure Package and the Offering Memorandum.
(ww)    None of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xx)    To the knowledge of Parent, the operations of Parent and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of Parent or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.
(yy)    None of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries nor, to the knowledge of any of the Issuer, the Guarantors, Parent or the Manager or, any director, officer, manager, member, agent or affiliate of any of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer, the Guarantors, Parent and the Manager will not directly or indirectly use the proceeds of the offering of the Class A-2 Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of making payments in violation of U.S. sanctions administered by OFAC.
(zz)    Immediately after the consummation of the transactions contemplated by this Agreement, each of the Issuer, the Guarantors, Parent and the Manager will be Solvent; provided that in the case of each Securitization Entity, the liabilities of the other Securitization Entities with respect to debts, liabilities and obligations for which such Securitization Entity is jointly and severally liable shall be taken into account. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the relevant entity are not less than the total amount required to pay the probable liabilities of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the relevant entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the completion of the transactions contemplated by the Transaction Documents, the relevant entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the relevant entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such entity is engaged, (v) the relevant entity is not a defendant in any civil action that would reasonably be likely to result in a judgment that such entity is or would become unable to satisfy and (vi) the relevant entity is not otherwise insolvent under the standards set forth under any U.S. federal law or under the laws of its state of formation. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
([[)    None of the Issuer, the Guarantors, Parent the Manager or any of their respective subsidiaries have participated in a plan or scheme to evade the registration requirements of the Securities Act through the sale of the Class A-2 Notes or the Guarantees pursuant to Regulation S.
(aaa)    The Issuer represents that, based on (i) disclosure under the sections entitled “Notice to Investors” and “Transfer Restrictions” in the Offering Memorandum, (ii) the inclusion in the Class A-2 Notes of the legend set forth in Section 4.4 of the Series 2018-1 Supplement and (iii) the representations, warranties and agreements of the Initial Purchaser contained herein, it has a reasonable belief that the sale of the Class A-2 Notes to the Initial Purchaser and subsequent transfers will be limited to Eligible Purchasers.
(bbb)    None of the Issuer, the Guarantors, Parent or the Manager is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Class A-2 Notes.
(ccc)    The Issuer, the Guarantors, Parent, the Manager and their affiliates have not taken any action or omitted to take any action (such as issuing any press release relating to the Class A-2 Notes without an appropriate legend) which may result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000, as amended (the “FSMA”).
(ddd)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Pricing Disclosure Package or the Offering Memorandum has been made without a reasonable basis or has been disclosed other than in good faith.
(eee)     As of the Closing Date, all indebtedness and other obligations owing by Parent, the Manager, any affiliate of either Parent or the Manager, respectively, and/or any other person subject to any lien in connection with that certain Credit Agreement, dated as of January 30, 2018 (as amended or otherwise modified on or prior to the date hereof, the “Existing Credit Facility”), among the Parent, as borrower, the Manager, the other guarantors party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent, and each lender from time to time party thereto, as amended or otherwise modified from time to time, shall have been duly terminated and all assets of Parent, the Manager, any affiliate of either Parent or the Manager, respectively, and/or any other person subject to any lien related to the Existing Credit Facility (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement) shall have been released from such liens. As of the Closing Date, the applicable parties under the Existing Credit Facility shall have (i) executed a payoff letter in form and substance reasonably satisfactory to the Initial Purchaser regarding the repayment and termination of the Existing Credit Facility and release of liens thereunder (the “Payoff Letter”), and (ii) executed all documents and prepared filings necessary to release the liens granted in connection with the Existing Credit Facility. Such filings will be filed with appropriate authorities pursuant to the Transaction Documents.
(fff)    (i) Parent has provided a Rule 17g-5 Representation to Kroll Bond Rating Agency, Inc. (“KBRA” and the “Rating Agency”); (ii) an executed copy of the Rule 17g-5 Representation delivered to the Rating Agency (as defined below) has been delivered to the Initial Purchaser; and (iii) Parent, the Issuer, the Manager and each Guarantor has complied and will in the future comply in all material respects with each Rule 17g-5 Representation. For purposes of this Agreement, “Rule 17g-5 Representation” means a written representation relating to Rule 17g-5 under the Exchange Act provided to the Rating Agency, which is substantially in the form of the Rule 17g-5 representation in such organization’s engagement letter or otherwise satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 under the Exchange Act.
(ggg)    Payments on the Class A-2 Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the Exchange Act.
Any certificate signed by any officer of Parent or the Manager and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Class A-2 Notes shall be deemed a representation and warranty by Parent or the Manager (as applicable) to the Initial Purchaser as to matters covered thereby, and not a representation or warranty by the individual officer.
Any certificate signed by any officer of the Issuer or any Guarantor and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of the Class A-2 Notes shall be deemed a representation and warranty by the Issuer or such Guarantor, jointly and severally, as to matters covered thereby, to the Initial Purchaser, and not a representation or warranty by the individual officer.
3.    Purchase of the Class A-2 Notes by the Initial Purchaser, Agreements to Sell, Purchase and Resell.
(a)    The Issuer and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchaser contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchaser and, upon the basis of the representations, warranties and agreements of each of the Issuer, the Guarantors, Parent and the Manager contained herein and subject to all the terms and conditions set forth herein, the Initial Purchaser agrees to purchase from the Issuer the principal amount of Class A-2 Notes in the amounts set forth, in each case corresponding to the Initial Purchaser’s name in Schedule I hereto. The Issuer and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.
(b)    The Initial Purchaser hereby represents and warrants to each of the Issuer, the Guarantors, Parent and the Manager, that it will offer the Class A-2 Notes for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Offering Memorandum. The Initial Purchaser hereby represents and warrants to, and agrees with, each of the Issuer, the Guarantors,

Parent and the Manager on the basis of the representations, warranties and agreements of the Issuer, the Guarantors, Parent and the Manager, that the Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Class A-2 Notes; (ii) is purchasing the Class A-2 Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Class A-2 Notes only from, and will offer to sell the Class A-2 Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Offering Memorandum; and (iv) will not offer or sell the Class A-2 Notes, nor has it offered or sold the Class A-2 Notes by, or otherwise engaged in, any form of General Solicitation and will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Class A-2 Notes. The Initial Purchaser has advised the Issuer that it will offer the Class A-2 Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Class A-2 Notes. Such price may be changed by the Initial Purchaser at any time without notice.
(c)    The Initial Purchaser represents and warrants to the Issuer that:
(i)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A-2 Notes in, from or otherwise involving the United Kingdom, and it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Class A-2 Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantors;
(ii)    in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Class A-2 Notes to the public in that Relevant Member State other than:

(A)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(C)	in any other circumstance falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of Class A-2 Notes shall require the Issuer, the Guarantors or the Initial Purchaser to publish or supplement a prospectus pursuant to Article 3 of the Prospectus Directive or to make available a key information document pursuant to Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”);
(i)    for the purposes of this Section 3(c), the expression an “offer of Notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A-2 Notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A-2 Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression (“Prospectus Directive”) means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State; and
(ii)    it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any Class A-2 Notes to any retail investor in the European Economic Area (the “EEA”). For these purposes, (x) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended (including the amendments made by Directive 2010/73/EU), the “Prospectus Directive”) and (y) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Class A-2 Notes so as to enable an investor to decide to purchase or subscribe for the Class A-2 Notes; and
(iii)    the Class A-2 Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (“Fiel”) and it has agreed that it will not offer or sell any Class A-2 Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable Requirements of Law, regulations and ministerial guidelines of Japan.
(d)    The Initial Purchaser hereby acknowledges and agrees that it has not, and prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Class A-2 Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Class A-2 Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum and the Supplementary Materials, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Supplementary Materials, (iii) any written communication prepared by the Initial Purchaser and approved by the Issuer in writing or (iv) any written communication relating to or that contains the terms of the Class A-2 Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum or the Supplementary Materials.
(e)    The Initial Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or the Investment Company Act, the Class A-2 Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Issuer and its counsel deem necessary).

(f)    The Initial Purchaser represents and agrees that it has not provided, and will not provide, orally or in writing, any Rating Information (as defined below) to the Rating Agency (as defined below) or any other nationally recognized statistical rating organization without the same being posted to the website being maintained in connection with the Class A-2 Notes and Rule 17g-5. For purposes of this paragraph, “Rating Information” means any information, written or oral, provided to a nationally recognized statistical rating organization that could reasonably be determined to be relevant to (i) determining the initial credit rating for the Class A-2 Notes, including information about the characteristics of the Issuer, Parent, the Manager or the Securitization Entities and the legal structure of the Class A-2 Notes, as contemplated by Rule 17g-5(a)(3)(iii)(C), and (ii) undertaking credit rating surveillance on the Class A-2 Notes, including information about the characteristics and performance of Issuer, Parent, the Manager or the Securitization Entities, as contemplated by Rule 17g-5(a)(3)(iii)(D).
(g)    The Initial Purchaser hereby agrees to use commercially reasonable efforts to provide the Trustee with any contact information for the noteholders acquiring the Class A-2 Notes on the Closing Date, to the extent that such information (i) is then available to the Initial Purchaser and (ii) is permitted to be disclosed by the Initial Purchaser, in each case, at no additional expense to the Initial Purchaser. It is understood that the Initial Purchaser shall not have any liability to the Manager or any of its subsidiaries in respect of any information provided pursuant to this Section 3(g) and the Initial Purchaser makes no representation or warranty as to the accuracy or completeness of the information provided. The Issuer, the Manager and the Guarantors agree to use commercially reasonable efforts to cause the Trustee to agree to substantially the same exculpation provisions as those contained in the preceding sentence.
The Initial Purchaser understands that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Sections 7(d), (e), (f), (g), (h), (i), (j), (k), (l) and (m) hereof, counsel to the Issuer and counsel to the Initial Purchaser, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchaser hereby consents to such reliance.
4.    Delivery of the Class A-2 Notes and Payment Therefor. Delivery to the Initial Purchaser of and payment for the Class A-2 Notes shall be made on the Closing Date. The place of closing for the Class A-2 Notes and the Closing Date may be varied by agreement between the Initial Purchaser and the Issuer.
The Class A-2 Notes will be delivered to the Initial Purchaser, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Class A-2 Notes to the account of the Initial Purchaser at DTC. The Class A-2 Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC.
5.    Agreements of the Issuer, the Guarantors, Parent and the Manager. The Issuer, the Guarantors, Parent and the Manager jointly and severally, agree with the Initial Purchaser as follows:
(a)    The Issuer, Parent, the Manager and the Guarantors shall promptly furnish to the Initial Purchaser, without charge, as promptly as practicable after the date of the Offering Memorandum within a period not to exceed five Business Days, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request, provided that such obligation may be satisfied by delivery of the Offering Memorandum and any such supplements and amendments by electronic means, including by e-mail delivery of a PDF file.
(b)    The Issuer, Parent, the Manager and the Guarantors shall provide to the Initial Purchaser, without charge, during the period from the date of this Agreement until the earlier of (i) 60 days from the date of this Agreement and (ii) such date as of which all of the Class A-2 Notes shall have been sold by the Initial Purchaser (such period, the “Offering Period”), as many copies of the Offering Memorandum and any supplements and amendments thereto, as the Initial Purchaser may reasonably request, provided that such obligation may be satisfied by delivery of the Offering Memorandum in respect of printed copies in excess of one hundred (100) requested copies, and any such supplements and amendments by electronic means, including by e-mail delivery of a PDF file.
(c)    The Issuer, Parent, the Manager and the Guarantors shall prepare the Offering Memorandum in a form approved by the Initial Purchaser and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchaser shall not previously have been advised or to which the Initial Purchaser shall reasonably object in a timely manner after being so advised.
(d)    The Issuer shall (i) advise the Initial Purchaser promptly of (x) any order of the Commission preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or (y) any suspension of the qualification of the Class A-2 Notes for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose, and (ii) use commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to obtain the lifting thereof at the earliest possible time.
(e)    The Issuer, Parent, the Manager and the Guarantors consent to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Class A-2 Notes are offered by the Initial Purchaser and by all dealers to whom Class A-2 Notes may be sold, in connection with the offering and sale of the Class A-2 Notes.
(f)    If, at any time prior to the end of the Offering Period, any event occurs or information becomes known that, in the judgment of Parent, the Manager, any of the Guarantors or the Issuer or in the opinion of counsel for the Initial Purchaser, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Issuer, the Guarantors, Parent and the Manager will as promptly as practical prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchaser a reasonable number of copies thereof, provided that such obligation may be satisfied by delivery thereof by electronic means, including by e-mail delivery of a PDF file.
(g)    None of the Issuer, the Guarantors, Parent or the Manager will make any offer to sell or solicitation of an offer to buy the Class A-2 Notes that would constitute a Free Writing Offering Document without the prior consent of the Initial Purchaser, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Issuer will give notice thereof to the Initial Purchaser and, if requested by the Initial Purchaser, the Issuer, the Guarantors and the Manager will prepare and furnish without charge to the Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.
(h)    Promptly from time to time, the Issuer, the Guarantors and the Manager shall take such action as the Initial Purchaser may reasonably request to qualify the Class A-2 Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request, to comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Class A-2 Notes and to arrange for the determination of the eligibility for investment of the Class A-2 Notes under the laws of such jurisdictions as the Initial Purchaser may reasonably request; provided that in connection therewith none of the Issuer, the Guarantors or the Manager shall be required to (i) qualify as a foreign corporation or limited liability company in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
(i)    For a period commencing from the date hereof until the earlier of (x) such date as of which all of the Class A-2 Notes shall have been sold by the Initial Purchaser and (y) 180 days after the date hereof, the Issuer, the Guarantors, Parent and the Manager agree not to, directly or indirectly, (i) offer for sale, sell, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Issuer, the Guarantors, Parent or the Manager substantially similar to the Class A-2 Notes (“Similar Debt Securities”) or securities convertible into or exchangeable for Similar Debt Securities, sell or grant options, rights or warrants with respect to Similar Debt Securities or securities convertible into or exchangeable for Similar Debt Securities, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Similar Debt Securities whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Similar Debt Securities or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Similar Debt Securities or securities convertible, exercisable or exchangeable into Similar Debt Securities or (iv) publicly announce an offering of any Similar Debt Securities or securities convertible or exchangeable into Similar Debt Securities, in each case without the prior written consent of the Initial Purchaser; provided, that this Section 5(i) shall not apply to any loans made or letters of credit issued from time to time pursuant to the Class A-1 Note Purchase Agreement, to be dated on or about the Closing Date, by and among the Securitization Entities, the Manager, certain conduit investors, certain financial institutions, certain funding agents, and certain other parties.
(j)    So long as any of the Class A-2 Notes are outstanding and so long as such information is required to be provided under the Indenture, the Issuer, the Guarantors and the Manager will furnish to the Initial Purchaser, and upon request, to holders of the Class A-2 Notes and prospective purchasers of the Class A-2 Notes that agree to certain confidentiality obligations the information required by Rule 144A(d)(4) under the Securities Act.
(k)    The Issuer will apply the net proceeds from the sale of the Class A-2 Notes to be sold by the Issuer hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds”.
(l)    The Issuer, Parent, the Manager, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuer or the Guarantors in connection with the offering of the Class A-2 Notes.
(m)    The Issuer, the Manager and the Guarantors will use their commercially reasonable efforts to permit the Class A-2 Notes to be eligible for clearance and settlement in the United States through DTC and in Europe through Euroclear Bank, S.A./N.V., or Clearstream Banking, société anonyme.
(n)    The Issuer and each of the Guarantors (or the Manager acting on behalf of the Issuer and each of the Guarantors) shall, after the Closing Date, complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by Sections 8.11 and 8.25 of the Indenture and Sections 3.7 and 5.3 of the Guarantee and Collateral Agreement.
(o)    The Issuer, Parent, the Manager and the Guarantors will not, and will not cause their respective affiliates to, engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act.
(p)    The Issuer, Parent, the Manager and the Guarantors will, and will cause their respective affiliates to, comply with and implement the “offering restrictions” required by Rule 902 under the Securities Act.
(q)    The Issuer, Parent, the Manager and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Class A-2 Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or the initial resale to Eligible Purchasers of the Class A-2 Notes. The Issuer, Parent, the Manager and the Guarantors will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Class A-2 Notes or any substantially similar security issued by the Issuer, the Guarantors, Parent or the Manager within six (6) months subsequent to the date on which the distribution of the Class A-2 Notes has been completed (as notified to the Issuer by the Initial Purchaser) is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Class A-2 Notes in the United States and to U.S. Persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act, including any sales pursuant to Rule 144A or Regulations D or S of the Securities Act.
(r)    The Issuer and the Guarantors agree to comply with all agreements set forth in the representation letters of the Issuer and the Guarantors to DTC relating to the approval of the Class A-2 Notes by DTC for “book entry” transfer.
(s)    The Issuer, Parent, the Manager and the Guarantors will do and perform all things reasonably required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchaser’s obligations hereunder to purchase the Class A-2 Notes.
(t)    During the Offering Period, Parent, the Manager, the Guarantors, and the Issuer will not solicit any offer to buy from or offer to sell to any person any Class A-2 Notes except through the Initial Purchaser. To the extent that the Offering Period continues beyond the Closing Date, the Initial Purchaser will provide the Issuer and the Manager written notice of the conclusion of the Offering Period.

(u)    The Issuer, Parent, the Manager, the Guarantors, any of their respective affiliates or any of their respective representatives (other than the Initial Purchaser, its affiliates and representatives, as to whom the Issuer, the Guarantors, Parent and the Manager make no covenant) will not engage in any form of General Solicitation in connection with the offer and sale of the Class A-2 Notes.
(v)    The Issuer, Parent, the Manager and the Guarantors will take such steps as shall be necessary to ensure that none of the Issuer, the Guarantors, Parent or the Manager becomes required to register as an “investment company” within the meaning of Section 3(a)(1) under the Investment Company Act.
(w)    None of the Issuer, the Guarantors, Parent or the Manager will take any action which would result in the loss by the Initial Purchaser of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA. The Issuer, Parent the Manager and the Guarantors hereby authorize the Initial Purchaser to make such public disclosure of information relating to stabilization as is required by applicable law, regulation and guidance.
(x)    To the extent that the rating to be provided with respect to the Class A-2 Notes as set forth in the Pricing Disclosure Package by the Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Issuer, the Guarantors, Parent, the Manager or any of their respective affiliates, the Issuer, the Guarantors, Parent, the Manager and any of their respective affiliates agree to furnish such documents and take any such other action that is reasonably requested by the Rating Agency.
(y)    The Issuer, Parent, the Manager and the Guarantors consent to the use by the Initial Purchaser of a Free Writing Offering Document that (i) contains only (A) information describing the preliminary terms of the Class A-2 Notes or their offering or (B) information that describes the final terms of the Class A-2 Notes or their offering and that is included in the Pricing Term Sheet or is included in or is subsequently included in the Offering Memorandum or (ii) does not contain any material information about the Issuer and the Guarantors or their securities that was provided by or on behalf of the Issuer and the Guarantors, it being understood and agreed that any such Free Writing Offering Document referred to in clause (i) or (ii) shall not be a Free Writing Offering Document for purposes of this Agreement.
(z)    The Issuer, Parent, the Manager and the Guarantors shall comply, and shall cause all of their affiliates to comply, in all material respects with Rule 17g-5 under the Exchange Act and the 17g-5 Representation.
(aa)    The Issuer, Parent, the Manager and the Guarantors shall take all necessary and appropriate action to terminate, as of the Closing Date, the Existing Credit Facility and to cause the release of all assets of Parent, the Manager, any affiliate of either Parent or the Manager and any other person subject to any lien related to the Existing Credit Facility from such lien (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement).
(bb)    Parent hereby makes and shall observe and cause Manager to observe all representations, warranties and covenants mutatis mutandis on the same basis as the Manager, as applicable, set forth in sections 2.7 (severally and not jointly), 4.8, 5.1, 5.2, 5.4, 5.5 and 5.6 of the Management Agreement. The provisions of the Management Agreement limiting the liability of the Manager shall also apply to Parent mutatis mutandis.

6.    Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Issuer, the Guarantors Parent, and the Manager, jointly and severally, agree to pay all reasonable out-of-pocket costs and expenses incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Issuer’s, Parent’s, the Manager’s, the Guarantors’ accountants, other experts and counsel); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Transaction Documents, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales; (c) the issuance and delivery by the Issuer of the Class A-2 Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Class A-2 Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchaser may reasonably designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Class A-2 Notes (including, without limitation, printing and engraving thereof); (g) the fees and expenses of the accountants and other experts incurred in connection with the delivery of the comfort letters and “agreed upon procedures” letters to the Initial Purchaser pursuant to the terms of this Agreement; (h) the reasonable fees, disbursements and expenses of one primary counsel to the Initial Purchaser and of one local counsel to the Initial Purchaser engaged in connection with the transaction, the fees of outside accountants, the costs of any diligence service and the fees of any other third party service provider or advisor retained by the Initial Purchaser with the prior approval of the Issuer (not to be unreasonably withheld); (i) the custody of the Class A-2 Notes and the approval of the Class A-2 Notes by DTC for “book-entry” transfer (including reasonable fees and expenses of counsel for the Initial Purchaser); (j) the rating of the Class A-2 Notes by the Rating Agency; (k) the obligations of the Trustee, the Servicer, any agent of the Trustee or the Servicer and the counsel for the Trustee or the Servicer in connection with the Indenture, the Class A-2 Notes, the Guarantees, the Transaction Documents or the Servicing Agreement; (l) the performance by the Issuer, the Guarantors, Parent and the Manager of their other obligations under this Agreement and under the Transaction Documents which are not otherwise specifically provided for in this Section 6; (m) all reasonable travel expenses (including expenses related to chartered aircraft to the extent approved in advance and in writing by the Manager) of the Initial Purchaser and the Issuer’s, Parent’s, the Manager’s and the Guarantors’ officers and employees and any other reasonable expenses of the Initial Purchaser, the Issuer, the Guarantors, Parent and the Manager in connection with attending or hosting meetings with prospective purchasers of the Class A-2 Notes, and expenses associated with any “road show” presentation to potential investors (including any electronic “road show” presentations); (n) compliance with Rule 17g-5; and (o) all sales, use and other similar taxes (for the avoidance of doubt, other than income taxes) related to the transactions contemplated by this Agreement, the Indenture, the Class A-2 Notes, the Guarantees, the Servicing Agreement or the Transaction Documents (to the extent the Issuer is notified of the incurrence of such taxes within sixty (60) days after the date of the underlying transaction giving rise to the tax). All amounts payable pursuant to this Section 6 shall be paid promptly but in any event within thirty (30) days following delivery of an invoice therefor by the Initial Purchaser to the Issuer. All amounts payable hereunder shall be payable in U.S. Dollars unless otherwise agreed, which amounts shall be set forth in an invoice within fifteen (15) Business Days following the Closing Date. Notwithstanding the foregoing, it is agreed that (i) the Initial Purchaser will obtain the prior approval of the Manager before incurring any material out-of-pocket fees, costs or expenses of outside service providers, including those of outside counsel, and (ii) the amounts of any fees, disbursements and other charges and expenses of outside counsel to the Initial Purchaser and its affiliates payable by the Manager under this Section 6 in respect of amounts through the Closing Date shall be provided in summary format to the Manager by such counsel no later than two (2) Business Days prior to the Closing Date for inclusion in the Closing Date flow-of-funds. Notwithstanding the foregoing, the aggregate amount of all such costs and expenses referenced above (other than the fees, disbursements and other charges of the Initial Purchaser’s primary outside counsel) shall not exceed $50,000 unless approved in writing by the Manager and the Initial Purchaser shall not engage or hire any third party professional advisors unless approved in writing by the Manager.
7.    Conditions to Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject (i) to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Issuer, the Guarantors, Parent and the Manager contained herein, in all material respects, (ii) to the accuracy of the statements of the Issuer, Parent, the Manager, the Guarantors and each of their respective officers made in any certificate delivered pursuant hereto, in all material respects, (iii) to the performance by the Issuer, the Guarantors, Parent and the Manager of their respective obligations hereunder in all material respects, and (iv) to each of the following additional terms and conditions:
(a)    The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchaser as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchaser may agree.
(b)    The Initial Purchaser shall not have discovered and disclosed to the Issuer on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum or any amendment or supplement to any of the foregoing, contains an untrue statement of a fact which, in the opinion of King & Spalding LLP, counsel to the Initial Purchaser, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.
(c)    All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Class A-2 Notes, the Guarantees, the Indenture, the Transaction Documents, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchaser, and the Issuer, the Guarantors, Parent and the Manager shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(d)    Richards, Layton & Finger, P.A., as Delaware counsel to the Issuer, the Guarantors, Parent and the Manager, shall have furnished to the Initial Purchaser written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated the Closing Date.
(e)    Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as counsel to the Issuer, the Guarantors, Parent and the Manager, shall have furnished to the Initial Purchaser written opinions that are customary for transactions of this type, including in respect of corporate, securities and investment company act matters, security interest matters, “true contribution” and “non-consolidation” matters and tax matters, and in each case reasonably satisfactory in form and substance to counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated the Closing Date.
(f)    DLA Piper LLP (US), as franchise counsel to the Issuer, the Guarantors, Parent and the Manager, shall have furnished to the Initial Purchaser written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated the Closing Date.
(g)    Dentons US LLP, as counsel to the Trustee, shall have furnished to the Initial Purchaser written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated the Closing Date.
(h)    The Initial Purchaser shall have received an opinion and negative assurance letter of Andrascik & Tita LLC, counsel to the Servicer, dated the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel.
(i)    The Initial Purchaser shall have received an opinion of in-house counsel to the Back-Up Manager, dated as of the Closing Date and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel.
(j)    The Initial Purchaser shall have been provided, addressed to the Initial Purchaser, in addition to the other opinions and letters provided for in this Section 7, with any other opinions that have been addressed to the Rating Agency in connection with the transactions contemplated herein.
(k)    The Initial Purchaser shall have received from Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Issuer, the Guarantors and the Manager, a negative assurance letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel.
(l)    The Initial Purchaser shall have received from King & Spalding LLP, counsel for the Initial Purchaser, such opinion or opinions or negative assurance letters, dated as of the Closing Date, with respect to the issuance and sale of the Class A-2 Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchaser may reasonably require, and the Issuer, the Guarantors and the Manager shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.
(m)    The Initial Purchaser shall have received written opinions of in-house counsel to the Manager in respect of certain corporate matters relating to certain Non-Securitization Entities that are customary for transactions of this type and reasonably satisfactory, in form and substance, to counsel to the Initial Purchaser, addressed to the Initial Purchaser and dated the Closing Date
(n)    At the time of execution of this Agreement, the Initial Purchaser shall have received from Ernst & Young LLP a “comfort letter”, in form and substance reasonably satisfactory to the Initial Purchaser, and addressed to the Initial Purchaser, and dated the date hereof (i) confirming that they are independent registered public accountants with respect to Parent and its subsidiaries (including, for the avoidance of doubt, the Manager) under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the Applicable Time (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters covered therein and (iii) covering such other matters as agreed to by the Initial Purchaser and Ernst & Young LLP.

(o)    With respect to the “comfort letter” of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement (the “initial letter”), Ernst & Young LLP shall have furnished to the Initial Purchaser a “bring-down letter”, addressed to the Initial Purchaser and dated the Closing Date (i) confirming that they are independent registered public accountants with respect to Parent and its subsidiaries (including, for the avoidance of doubt, the Manager) under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
(p)    At the time of execution of this Agreement, the Initial Purchaser shall have received from Deloitte & Touche LLP a letter (the “Initial AUP Letter”), in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof, concerning certain agreed-upon procedures performed in respect of the information presented or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, including certain investor model runs contained in the Supplementary Materials.
(q)    At the time of execution of this Agreement, the Initial Purchaser shall have received from Deloitte & Touche LLP a letter, in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof, concerning the results of its comparison of specified attributes in a restaurant data file to corresponding documents made available to it for its review.
(r)    At the time of execution of this Agreement, the Initial Purchaser shall have received from Deloitte & Touche LLP a letter, in form and substance reasonably satisfactory to the Initial Purchaser, addressed to the Initial Purchaser and dated the date hereof, concerning the results of its review of certain investor model runs contained in the Supplementary Materials.
(s)    With respect to the Initial AUP Letter referred to in the preceding paragraph and delivered to the Initial Purchaser concurrently with the execution of this Agreement, Deloitte & Touche LLP shall have furnished to the Initial Purchaser a “bring-down letter”, addressed to the Initial Purchaser and dated the Closing Date stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three (3) days prior to the Closing Date), (i) the conclusions and findings of such firm with respect to the matters covered by the Initial AUP Letter, and (ii) confirming in all material respects the conclusions and findings set forth in the Initial AUP Letter.
(t)    Except as described in the Pricing Disclosure Package or the Offering Memorandum, (i) none of the Issuer, the Guarantors, Parent and the Manager shall have sustained, since the date of the latest audited or reviewed financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date, there shall not have been any change in the limited liability company interests or Capital Stock, as applicable, or long-term debt of the Issuer, the Guarantors, Parent, the Manager or any of their respective subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, limited liability company interests, stockholders’ equity, properties, management, business or prospects of the Issuer, the Guarantors, Parent, the Manager and their respective subsidiaries, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the reasonable judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Class A-2 Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.
(u)    The Issuer, Parent, the Manager and the Guarantors, as applicable, shall have furnished or caused to be furnished to the Initial Purchaser a certificate of the Chief Financial Officer or other financial officer of the Issuer, the Guarantors, Parent and the Manager, as applicable, or other officers reasonably satisfactory to the Initial Purchaser, dated as of the Closing Date, as to such matters as the Initial Purchaser may reasonably request, including, without limitation, a statement that:
(i)    The representations, warranties and agreements of the Issuer, the Guarantors, Parent and the Manager, as applicable, in Section 2 hereof and in any other Transaction Document to which the Issuer, the Guarantors, Parent and the Manager, as applicable, is a party are true and correct (A) if qualified as to materiality, in all respects, and (B) if not so qualified, in all material respects, on and as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date), and the Issuer, each Guarantor, Parent and the Manager as applicable, has complied in all material respects with all its agreements contained herein and in any other Transaction Document to which it is a party and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date;
(ii)    Subsequent to the date as of which information is given in the Pricing Disclosure Package, there has not been any development in the general affairs, business, properties, capitalization, condition (financial or otherwise) or results of operation of any of the Issuer, the Guarantor, Parent or the Manager, as applicable, that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect, except as set forth or contemplated in the Pricing Disclosure Package or the Offering Memorandum; and
(iii)    They have carefully examined the Pricing Disclosure Package and the Offering Memorandum, and certify that (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum.
(v)    Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded Parent’s, the Manager’s, any Guarantor’s or the Issuer’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Parent’s, the Manager’s, any Guarantor’s or the Issuer’s debt securities.

(w)    The Initial Purchaser shall have received a letter from KBRA stating that the Class A-2 Notes have received a rating of not less than “BBB” (or the structured finance equivalent).
(x)    The Class A-2 Notes shall be eligible for clearance and settlement through DTC.
(y)    The Manager, the Securitization Entities and the Trustee shall have executed and delivered the Management Agreement, and the Initial Purchaser shall have received a copy thereof, duly executed by the Manager, the Issuer and the Trustee.
(z)    The Issuer and the Trustee shall have executed and delivered the Base Indenture, and the Initial Purchaser shall have received a copy thereof, duly executed by the Issuer and the Trustee.
(aa)    The Series 2018-1 Supplement shall have been duly executed and delivered by the Issuer and the Trustee, and the Class A-2 Notes shall have been duly executed and delivered by the Issuer and duly authenticated by the Trustee.
(bb)    The Guarantee and Collateral Agreement shall have been duly executed and delivered by the Guarantors and the Trustee.
(cc)    Each of the Transaction Documents shall have been duly executed and delivered by the respective parties thereto.
(dd)    Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ or the NYSE Amex Equities or in the over the counter market, or trading in any securities of the Issuer, the Guarantors, Parent, the Manager or any of their respective affiliates on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, further political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Class A-2 Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Initial Purchaser, could materially and adversely affect the financial markets or the markets for the Class A-2 Notes and other debt securities.
(ee)    There shall exist at and as of the Closing Date no condition that would constitute an “Event of Default” (or an event that with notice or the lapse of time, or both, would constitute an “Event of Default”) under, and as defined in, the Indenture or a material breach under any of the Transaction Documents as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a material breach). On the Closing Date, each of the Transaction Documents shall be in full force and effect, shall conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum and shall not have been modified.

(ff)    The Manager, Parent, each Guarantor and the Issuer shall have furnished to the Initial Purchaser a certificate, in form and substance reasonably satisfactory to the Initial Purchaser and dated as of the Closing Date, of the Chief Financial Officer or other financial officer of such entity that such entity will be Solvent immediately after the consummation of the transactions contemplated by this Agreement provided that in the case of each Securitization Entity, the liabilities of the other Securitization Entities with respect to debts, liabilities and obligations for which such Securitization Entity is jointly and severally liable shall be taken into account.
(gg)    None of (i) the issuance and sale of the Class A-2 Notes and the Guarantees pursuant to this Agreement, (ii) the transactions contemplated by the Transaction Documents or (iii) the use of the Pricing Disclosure Package or the Offering Memorandum shall be subject to an injunction (temporary or permanent) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or (to the knowledge of the Issuer, Parent or the Manager) overtly threatened against the Issuer, the Guarantors or the Initial Purchaser that would reasonably be expected to adversely impact the issuance of the Class A-2 Notes or the Initial Purchaser’s activities in connection therewith or any other transactions contemplated by the Transaction Documents or the Pricing Disclosure Package.
(hh)    The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser and its counsel, that on or before the Closing Date, all existing liens (other than Permitted Liens) on the Collateral shall have been released and all UCC-1 financing statements and assignments and other instruments required to be filed on or prior to the Closing Date pursuant to the Transaction Documents have been or are being filed.
(ii)    The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser and its counsel that all conditions precedent to the issuance of the Class A-2 Notes that are contained in the Indenture have been satisfied.
(jj)    The representations and warranties of the Issuer, Parent, the Manager and the Guarantors contained in the Transaction Documents to which it is a party will be true and correct (i) if qualified as to materiality, in all respects, and (ii) if not so qualified, in all material respects, as of the Closing Date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct (x) if qualified as to materiality, in all respects, and (y) if not so qualified, in all material respects, as of such earlier date).
(kk)    The Existing Credit Facility shall have been duly terminated and all assets of Parent, the Manager, any affiliate of either Parent or the Manager, respectively, and/or any other person subject to any lien related to the Existing Credit Facility (including, without limitation, assets of the guarantors under the associated guarantee and collateral agreement) shall have been released from such lien. The applicable parties under the Existing Credit Facility shall have (i) executed the Payoff Letter and (ii) executed all documents and prepared all filings necessary to evidence the release of all liens granted in connection with the Existing Credit Facility.
(ll)    On or prior to the Closing Date, Parent, the Manager, the Guarantors and the Issuer shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

(mm)    As of the Closing Date, the Contribution Transactions shall have been consummated in all material respects in accordance with the terms and conditions set forth in the Pricing Disclosure Package, the Offering Memorandum and the Contribution Agreements.
All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.
8.    Indemnification and Contribution. (a) (i) The Issuer, Parent, the Manager and the Guarantors hereby agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Class A-2 Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Issuer, Parent, the Manager or the Guarantors (or based upon any written information furnished by the Issuer, Parent, the Manager or the Guarantors) specifically for the purpose of qualifying any or all of the Class A-2 Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) without limitation of clauses (i) and (ii) of this sentence, any act or failure to act or any alleged act or failure to act by the Initial Purchaser in connection with, or relating in any manner to, the Class A-2 Notes or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Issuer, Parent, the Manager and the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Initial Purchaser through its gross negligence or willful misconduct), and shall reimburse the Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer, Parent, the Manager and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuer by or on behalf of the Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e).
(i)    The Issuer, Parent, the Manager and the Guarantors hereby agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its affiliates, directors,

managers, officers and employees and each person, if any, who controls the Initial Purchaser, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Class A-2 Notes), to which the Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any website maintained in compliance with Rule 17g-5 under the Exchange Act by or on behalf of the Issuer, Parent, the Manager and the Guarantors in connection with the marketing of the offering of the Class A-2 Notes (provided that the Issuer, Parent, the Manager and the Guarantors shall not be liable to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Initial Purchaser), and shall reimburse the Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any documented legal or other expenses reasonably incurred by the Initial Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.
The foregoing indemnity agreements in clauses (i) and (ii) above are in addition to any liability that the Issuer, Parent, the Manager and the Guarantors may otherwise have to the Initial Purchaser or to any affiliate, director, officer, employee or controlling person of the Initial Purchaser.
(b)    The Initial Purchaser hereby agrees to indemnify and hold harmless the Issuer, Parent, the Manager, the Guarantors, their affiliates, their respective officers and employees, each of their respective directors or managers, and each person, if any, who controls any of the Issuer, Parent, the Manager and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any of the Issuer, Parent, the Manager, the Guarantors, their affiliates or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuer by or on behalf of the Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Initial Purchaser may otherwise have to any of the Issuer, Parent, the Manager, the Guarantors or any such director, officer, employee or controlling person.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (which may be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it or them which are inconsistent with those available to the indemnifying parties, or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event described in clauses (i) – (iv), the fees and expenses of such separate counsel shall be paid by the Issuer, Parent, the Manager and the Guarantors in accordance with Section 8(a) above. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
(d)    If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer, Parent, the Manager and the Guarantors, on the one hand, and the Initial Purchaser, on the other, from the offering of the Class A-2 Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, Parent, the Manager and the Guarantors, on the one hand, and the Initial Purchaser, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer, Parent, the Manager and the Guarantors, on the one hand, and the Initial

Purchaser, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Class A-2 Notes purchased under this Agreement (before deducting expenses) received by the Issuer, Parent, the Manager and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchaser with respect to the Class A-2 Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Class A-2 Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, Parent, the Manager and the Guarantors, or the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuer shall be deemed to be also for the benefit of Parent, the Manager and the Guarantors, and information supplied by the Issuer shall also be deemed to have been supplied by Parent, the Manager and the Guarantors. The Issuer, Parent, the Manager, the Guarantors and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by it exceeds the amount of any damages that the Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8(d) or otherwise. For the avoidance of doubt, the Issuer, Parent, the Manager, the Guarantors and the Initial Purchaser agree that the obligations of the Initial Purchaser under this clause (d) shall be several and not joint.
(e)    The Initial Purchaser confirms and the Issuer, Parent, the Manager and the Guarantors acknowledge and agree that (i) the statements with respect to the offering of the Class A-2 Notes by the Initial Purchaser set forth in the paragraph relating to overallotment, stabilization and similar activities in the sections entitled “Plan of Distribution” in the Pricing Disclosure Package and “Plan of Distribution” in the Offering Memorandum and (ii) the name of the Initial Purchaser set forth on the front cover page of the Preliminary Offering Memorandum and the Offering Memorandum constitutes the only information concerning the Initial Purchaser furnished in writing to the Issuer, Parent, the Manager or the Guarantors by or on behalf of the Initial Purchaser specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application (the “Initial Purchaser Information”).
9.    Defaulting Initial Purchaser.
(a)    If, on the Closing Date, the Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, this Agreement shall terminate. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of Parent, the Issuer, the Guarantors or the Manager, except that the provisions of Section 8 shall not terminate and shall remain in effect.
(b)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to Parent, the Issuer, the Guarantors and the Manager for damages caused by its default.
10.    Termination. The obligations of the Initial Purchaser hereunder may be terminated by the Initial Purchaser by notice given to and received by the Issuer prior to delivery of and payment for the Class A-2 Notes if, prior to that time, in the reasonable judgment of the Initial Purchaser, any of the events described in Sections 7(t), (v) or (dd) shall have occurred and be continuing or if the Initial Purchaser shall decline to purchase the Class A-2 Notes for any reason permitted under this Agreement.
11.    Non-Assignability. None of the Issuer, the Guarantors, Parent or the Manager may assign its rights and obligations under this Agreement. The Initial Purchaser may not assign its rights and obligations under this Agreement, except that the Initial Purchaser shall have the right to substitute any one of its affiliates as the purchaser of the Class A-2 Notes that it has agreed to purchase hereunder (“Substituting Initial Purchaser”), by a written notice to the Issuer, which notice shall be signed by both the Substituting Initial Purchaser and such affiliate, shall contain such affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such affiliate of the accuracy with respect to it of the representations set forth in Section 3 hereof. Upon receipt of such notice, wherever the word “Initial Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such affiliate in lieu of the Substituting Initial Purchaser. In the event that such affiliate is so substituted as a purchaser hereunder and such affiliate thereafter transfers back to the Substituting Initial Purchaser all of the Class A-2 Notes then held by such affiliate, upon receipt by the Issuer of notice of such transfer, wherever the word “Initial Purchaser” is used in this Agreement (other than this Section 11), such word shall no longer be deemed to refer to such affiliate, but shall refer to the Substituting Initial Purchaser, and the Substituting Initial Purchaser shall have all the rights of an original holder of the Class A-2 Notes under this Agreement.
12.    Reimbursement of Initial Purchaser’s Expenses. If (a) the Issuer for any reason fails to tender the Class A-2 Notes for delivery to the Initial Purchaser, or (b) the Initial Purchaser shall decline to purchase the Class A-2 Notes for any reason permitted under this Agreement, the Issuer, the Guarantors, Parent and the Manager shall reimburse the Initial Purchaser for all reasonable and documented out-of-pocket expenses (including the fees and expenses of one primary counsel for the Initial Purchaser and one local counsel to the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement and the proposed purchase of the Class A-2 Notes, and upon demand the Issuer, the Guarantors, Parent and the Manager shall pay the full amount thereof to the Initial Purchaser. If this Agreement is terminated pursuant to Section 9 by reason of the default of the Initial Purchaser, Parent, the Issuer, the Guarantors and the Manager shall not be obligated to reimburse the defaulting Initial Purchaser on account of those expenses.
13.    Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Initial Purchaser, shall be delivered or sent by hand delivery, mail, overnight courier, electronic mail (of a pdf or similar file) or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, 5th Floor, New York, New York 10019, Attention: Benjamin Fernandez, Managing Director, Securitized Products Origination, with a copy to King & Spalding LLP, 1185 Avenue of the Americas, New York, New York 10036, Attention: Michael L. Urschel, and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and
(b)    if to any of the Issuer, the Guarantors, Parent or the Manager, shall be delivered or sent by mail, electronic mail (of a PDF or similar file) or overnight courier to c/o Wingstop Inc., 5501 LBJ Freeway, 5th Floor, Dallas, TX 75240, Attention: Darryl R. Marsch, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, Attention: Jordan E. Yarett, Email: jyarett@paulweiss.com.
14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Issuer, the Guarantors, Parent, the Manager and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, provided that the representations, warranties, indemnities and agreements of the Issuer, the Guarantors, Parent and the Manager contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchaser and each Person or Persons, if any, controlling the Initial Purchaser within the meaning of Section 15 of the Securities Act, and provided further that the representations, warranties, indemnities and agreements of the Initial Purchaser contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of any the Issuer, the Guarantors, Parent and the Manager and each Person or Persons, if any, controlling any of the Issuer, the Guarantors, Parent and the Manager within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the Persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
15.    Survival. The respective indemnities (including, without limitation, those in Section 8), rights of contribution, representations and warranties of the Issuer, the Guarantors, Parent or the Manager and the Initial Purchaser contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Class A-2 Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them. The provisions of Sections 5(h), 5(j), 5(o), 5(q), 5(u), 11 and 12 hereof shall also survive the termination or cancellation of this Agreement.
16.    Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.
17.    Governing Law. This Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of or relating to this Agreement, including the scope or validity of this provision, will be governed by and construed in accordance with the internal laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.
18.    Submission to Jurisdiction; Venue. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, and the courts of the United States for the Southern District of New York, in each case sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to any party hereto at its address set forth in Section 13 hereof or at such other address of which such party shall have been notified pursuant thereto; and
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 18 any special, exemplary, punitive or consequential damages.
EACH OF THE ISSUER, PARENT, THE MANAGER AND THE GUARANTORS AND THE INITIAL PURCHASER AGREES THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY STATE OR U.S. FEDERAL COURT IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND WAIVES ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING, AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUIT, ACTION OR PROCEEDING.
19.    Waiver of Jury Trial. EACH OF THE ISSUER, PARENT, THE MANAGER AND THE GUARANTORS AND THE INITIAL PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20.    No Fiduciary Duty. The Issuer, Parent, the Manager and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchaser may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchaser: (a) no fiduciary relationship by and among the Issuer, Parent, the Manager, the Guarantors and any other person, on the one hand, and the Initial Purchaser, on the other, exists; (b) the Initial Purchaser is not acting as advisor, expert or otherwise, to the Issuer, the Guarantors, Parent or the Manager, including, without limitation, with respect to the determination of the purchase price of the Class A-2 Notes, and such relationship between the Issuer, the Guarantors, Parent and the Manager, on the one hand, and Initial Purchaser, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchaser may have to the Issuer, the Guarantors, Parent and the Manager shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchaser and its affiliates may have interests that differ from those of the Issuer, the Guarantors, Parent and the Manager; and (e) the Issuer, the Guarantors, Parent and the Manager have consulted their own legal and financial advisors to the extent they deemed appropriate. The Issuer, Parent, the Manager and the Guarantors hereby waive any claims that the Issuer, the Guarantors, Parent and the Manager may have against the Initial Purchaser with respect to any breach of fiduciary duty in connection with the Class A-2 Notes.
21.    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile and other means of electronic communication) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
22.    Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
23.    Severability. In case any provision of this Agreement shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
24.    Prior Agreements. The parties hereto agree that this Agreement supersedes all prior agreements, arrangements and understandings between the parties, including as documented in any engagement letter (except as specifically set forth therein), in connection with the securitization transaction described in the Offering Memorandum.
[Signature pages follow]

If the foregoing correctly sets forth the agreement among the parties hereto, please indicate your acceptance in the space provided for that purpose below.
Very truly yours,

WINGSTOP FUNDING LLC, as the Issuer

By:	/s/ Michael Skipworth
Name: Michael Skipworth
Title: Treasurer

WINGSTOP GUARANTOR LLC, as a Guarantor

By:	/s/ Michael Skipworth
Name: Michael Skipworth
Title: Treasurer

WINGSTOP FRANCHISING LLC, as a Guarantor

By:	/s/ Michael Skipworth
Name: Michael Skipworth
Title: Treasurer

WINGSTOP RESTAURANTS, INC., as the Manager

By:	/s/ Michael Skipworth
Name: Michael Skipworth
Title: President

WINGSTOP INC., as Parent

By:	/s/ Michael Skipworth
Name: Michael Skipworth
Title: Chief Financial Officer

Signature Page to Series 2018-1 Class A-2 Note Purchase Agreement

Accepted:

BARCLAYS CAPITAL INC.,
as the Initial Purchaser

By:	/s/ Benjamin Fernandez
Name: Benjamin Fernandez
Title: Managing Director

Signature Page to Series 2018-1 Class A-2 Note Purchase Agreement

SCHEDULE I
PURCHASERS OF NOTES

Series 2018-1 Class A-2 Notes	Principal Amount of Notes

Barclays Capital Inc.	$320,000,000.00

SCHEDULE II

PRICING TERM SHEET

WINGSTOP FUNDING LLC

Pricing Supplement dated November 6, 2018 to the
Preliminary Offering Memorandum dated October 29, 2018

$320,000,000 SERIES 2018-1 4.970% FIXED RATE SENIOR SECURED NOTES, CLASS A-2

Class:	A-2

Amount:	$320,000,000

Price to Investors:	100%

Note Rate:	4.970%

Yield:	5.000%

Rating (KBRA):	BBB

Trade Date:	November 6, 2018

Settlement Date:	November 14, 2018 (T+5)

Initial Purchaser:	Barclays Capital Inc.

Weighted Average Life:	4.95 years

Month of Anticipated Repayment Date:	December 2023

Month of Legal Final Maturity Date:	December 2048

First Quarterly Payment Date:	March 5, 2019

Rule 144A CUSIP/ISIN Numbers:	974153 AA6 / US974153AA66

Reg. S CUSIP/ISIN Numbers:	U97015 AA6 / USU97015AA67

The information presented in the Preliminary Offering Memorandum (including financial information) is deemed to have changed to the extent affected by the changes described herein.

This Pricing Supplement (this “Pricing Supplement”) is qualified by its entirety by reference to the Preliminary Offering Memorandum, dated October 29, 2018, of Wingstop Funding LLC (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used herein without definition have the meanings set forth in the Preliminary Offering Memorandum.

THE OFFERED NOTES ARE SOLELY THE OBLIGATIONS OF THE ISSUER (GUARANTEED BY THE GUARANTORS). THE OFFERED NOTES DO NOT REPRESENT OBLIGATIONS OF THE MANAGER OR ANY OF ITS AFFILIATES (OTHER THAN THE ISSUER AND THE GUARANTORS) OR ANY OF ITS OR THEIR OFFICERS, MANAGERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, REPRESENTATIVES OR AGENTS. THE OFFERED NOTES ARE NOT INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. THE OFFERED NOTES REPRESENT NONRECOURSE OBLIGATIONS OF THE ISSUER (GUARANTEED BY THE GUARANTORS) AND ARE PAYABLE SOLELY FROM THE

COLLATERAL, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE COLLATERAL.

THE ISSUANCE AND SALE OF THE OFFERED NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT OR ANY STATE SECURITIES LAWS, AND NO SERIES 2018-1 CLASS A-2 NOTEHOLDER WILL HAVE THE RIGHT TO REQUIRE SUCH REGISTRATION. THE OFFERED NOTES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN RULE 902 UNDER THE 1933 ACT) UNLESS THE OFFERED NOTES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE. THE OFFERED NOTES ARE BEING SOLD ONLY TO (I) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE “QUALIFIED INSTITUTIONAL BUYERS” UNDER RULE 144A, (II) PERSONS WHO ARE NOT COMPETITORS AND WHO ARE NOT “U.S. PERSONS” IN OFFSHORE TRANSACTIONS IN RELIANCE ON REGULATION S OR (III) THE ISSUER OR AN AFFILIATE OF THE ISSUER. BECAUSE THE OFFERED NOTES ARE NOT REGISTERED, THEY ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE DESCRIBED UNDER “TRANSFER RESTRICTIONS” IN THE PRELIMINARY OFFERING MEMORANDUM.

SCHEDULE III

SUPPLEMENTARY MATERIALS

A.
Model runs and the inputs and outputs thereto and thereof provided to prospective investors with respect to the Preliminary Offering Memorandum (the final runs, the “Investor Model Runs”), which Investor Model Runs have been subject to the procedures set forth in the Initial AUP Letter, based on the files titled:

1.	Wingstop 2018-1 Breakeven Case (thru Post ARD Int) AUV_Report (Upsize)

2.	Wingstop 2018-1 Breakeven Case (thru Post ARD Int) Stores_Report (Upsize)

3.	Wingstop 2018-1 Breakeven Case (thru Principal) AUV_Report (Upsize)

4.	Wingstop 2018-1 Breakeven Case (thru Principal) Stores_Report (Upsize)

5.	Wingstop 2018-1 Generic Growth Case_Report (Upsize)

6.	Wingstop 2018-1 Zero Growth Case_Report (Upsize)

7.	Wingstop 2018-1 Breakeven Case (thru Post ARD Int) AUV_Report

8.	Wingstop 2018-1 Breakeven Case (thru Post ARD Int) Stores_Report

9.	Wingstop 2018-1 Breakeven Case (thru Principal) AUV_Report

10.	Wingstop 2018-1 Breakeven Case (thru Principal) Stores_Report

11.	Wingstop 2018-1 Generic Growth Case_Report

12.	Wingstop 2018-1 Zero Growth Case_Report

13.	Wingstop 2018-1 Investor A Scenario Summary

14.	Wingstop 2018-1 Investor B Model Run

15.	Wingstop 2018-1 Investor C Model Run

16.	Wingstop 2018-1 Investor D Model Run

17.	Wingstop 2018-1 Investor E Model Run

18.	Wingstop 2018-1 Investor F Model Run

19.	Wingstop 2018-1 Investor G Model Run

20.	Wingstop 2018-1 Investor H Model Run

21.	Wingstop 2018-1 Investor I Model Run

22.	Wingstop 2018-1 Investor J Model Run

23.	Wingstop 2018-1 Investor K Scenario Summary

24.	Wingstop 2018-1 Investor L Model Run

25.	Wingstop 2018-1 Investor M Model Run

26.	Wingstop 2018-1 Investor N Model Run

27.	Wingstop 2018-1 Investor O Model Run

28.	Wingstop 2018-1 Investor P Model Run

29.	Wingstop 2018-1 Investor Q Model Run

30.	Wingstop 2018-1 Investor R Model Run

31.	Wingstop 2018-1 Investor S Model Run

32.	Wingstop 2018-1 Investor T Model Run

33.	Wingstop 2018-1 Investor U Model Run

34.	Wingstop 2018-1 Investor V Model Run

35.	Wingstop 2018-1 Investor W Model Run

36.	Wingstop 2018-1 Investor X Model Run

37.	Wingstop 2018-1 Investor Y Scenario Summary

38.	Wingstop 2018-1 - Life (YoY) Sales Decline Prin BE_Report

39.	Wingstop 2018-1 Sweep Vs Trap_Report

B.	The following supplementary information:

1.	WING Investor Presentation (10.30.18)

2.	Investor Presentation Upsize Supplement

3.	WING Investor Presentation_v(10.09.18)

C.	Other files:

1.	Xwing1801.cdi

2.	Xwing1801_2.cdi